UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2005

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51329 (Commission File No.)	94-3330837 (IRS Employer Identification No.)

3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

     Since June 2, 2005, the effective date of XenoPort, Inc.’s registration statement on Form S-1 (File No. 333-122156), holders of warrants to purchase common stock of XenoPort, Inc. exercised such warrants for an aggregate of 259,324 shares of common stock. Warrants to purchase 165,375 of the 259,324 shares were exercised for cash in the aggregate amount of $9,922.50. Warrants to purchase 94,500 shares were net exercised such that 93,949 shares will be issued. The issuances of the common stock underlying the warrants were exempt from registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) and/or Regulation D promulgated thereunder as transactions not involving a public offering. XenoPort believes that the issuances are exempt from the registration requirements of the Securities Act on the basis that (1) the purchasers of the shares of common stock represented that they were accredited investors as defined under the Securities Act, (2) there was no general solicitation and (3) the purchasers of the shares of common stock represented that they were purchasing such shares for their own account and not with a view towards distribution. The shares of common stock will carry a legend stating that the shares are not registered under the Securities Act and therefore can not be resold unless they are registered under the Securities Act or unless an exemption to registration is available.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
Dated: June 13, 2005	By:	/s/ William G. Harris
William G. Harris
Chief Financial Officer